UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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[ ]     Preliminary Proxy Statement
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        Rule 14a-6(e)(2))
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[ ]     Soliciting Material Pursuant to ss.240.14a-12

                          COMMUNITY FIRST BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                          COMMUNITY FIRST BANCORP, INC.

               Supplement to Proxy Statement dated April 30, 2007



     On May 1, 2007, Charles G. Ramsey informed the Board of Directors that he was resigning from the board and all committees thereof, effective immediately. Mr. Ramsey served as Chairman of the Audit Committee and was the Audit Committee Financial Expert. Due to Mr. Ramsey's resignation, the Company no longer has an audit committee financial expert. Mr. Ramsey also served on the Compensation Committee. The Board of Directors has reduced the size of the Board to seven.

         The proxy statement also incorrectly stated that the Board of Directors had renewed Mr. Tandy's employment agreement for an additional one-year period at the last renewal date. Mr. Tandy's agreement expired on March 31, 2007.